Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2021, in the Supplement dated March 30, 2021 to the Prospectus related to Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-240261) of FS Credit Real Estate Income Trust, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 26, 2021